Exhibit 99.1

Hudson United Bancorp
1000 MacArthur Blvd.
Mahwah, NJ 07430
(NYSE:HU)

AT THE COMPANY:
Kenneth T. Neilson	James W. Nall
Chairman, President & CEO	Executive Vice President & CFO
(201) 236-2631	(201) 236-2769

FOR IMMEDIATE RELEASE: July 21, 2005

Hudson United Bancorp Reports EPS of $0.78 per share for the Second Quarter of 2005

Return on Average Equity of 26.19% for the Second Quarter 2005

Executive Overview—Hudson United Bancorp (“the Company”) (NYSE: HU) today reported net income of $34.7 million, or $0.78 per diluted share, for the quarter ended June 30, 2005 compared to the $0.70 per diluted share reported for the comparable quarter in 2004.

The Company’s return on average equity was 26.19% and return on average assets was 1.57% for the second quarter 2005. The net interest margin was 3.80% and noninterest income as a percent of net revenue was 31.47% for the second quarter of 2005.

The Company’s return on average equity was 26.58% and return on average assets was 1.51% for the second quarter of 2004. The net interest margin was 4.08%.

The Company’s diluted EPS for the first six months of 2005 was $1.44 per diluted share. The Company’s return on average equity was 24.39% and return on average assets was 1.45% for the first six months of 2005. The net interest margin was 3.81%.

For the first six months of 2004 the Company reported diluted EPS of $1.40 per share. The Company’s return on average equity was 26.55% and return on average assets was 1.53%. The net interest margin was 4.18%.

Deposits increased $312 million representing a 20% annualized growth rate for the second quarter of 2005. This growth includes $297 million of savings deposits arising from increased marketing for our HU BONUS savings account.

Commercial and financial, commercial real estate, consumer and credit card loans increased $267 million representing a 23% annualized growth rate for the second quarter of 2005. All the loan areas contributed to these exceptional results. The quarter end balance increase was three times higher than the increase in the quarterly average loan balances which should provide positive earnings momentum going into the third quarter.

“We are pleased to report the outstanding growth in our loans and retail deposits” said Kenneth T. Neilson, Chairman, President and CEO. “Our earnings this quarter were impacted by an increase to net income of $11.4 million resulting from the IRS settlement of $0.26 per diluted share, partially offset by a $1.7 million increase in the cost of our marketing programs associated with our deposit growth, and $1.4 million of expenses related to the delayed sale of a foreclosed property and a $6.5 million provision to reduce the carrying value of the landfill gas investments to their current net realizable value. These investments are anticipated to be sold in the third quarter.”

Results of Operations for Quarter End and Year to Date June 30, 2005

Net interest income for the second quarter of 2005 was $76.7 million and the net interest margin was 3.80%. Net interest income for the second quarter of 2004 was $78.1 million and the net interest margin was 4.08%. Net interest income decreased by $1.4 million in the second quarter of 2005 compared to the second quarter of 2004. Net interest margin was increased by higher yields on loans and reduced by lower yields on investment securities and increased yields on borrowings and public sector deposits.

Net interest income for the first half of 2005 was $153.9 million and the net interest margin was 3.81%. Net interest income for the first half of 2004 was $156.0 million and the net interest margin was 4.18%. Net interest income decreased by $2.0 million in the first half of 2005 compared to the first half of 2004. The decrease in net interest income in the first half of 2005 compared to the first half of 2004 was due primarily to higher interest expense on deposits and borrowings. This was offset in part by yields on new loans being originated in a higher interest rate environment. Interest income on securities increased in the first half of 2005 compared to the comparable period in 2004 due to an increase in the average volume being partially offset by a decline in average yield.

The loan portfolio quality remains good and the continued low levels of nonperforming loans and low net charge offs in 2005 resulted in the provision for loan and lease losses of $5.8 million for the second quarter of 2005 compared to $4.8 million for the second quarter of 2004. Net charge offs for the second quarter of 2005 were $6.0 million compared to $5.8 million for the second quarter of 2004.

The provision for loan and lease losses was $10.3 million for the first six months of 2005 and $10.4 million for the first six months of 2004.

Noninterest income was $35.2 million in the second quarter of 2005 and $39.1 million in the second quarter of 2004. Noninterest income for the second quarter of 2005 decreased by $3.9 million, compared to the second quarter of 2004. Credit card fee income increased by $3.0 million. The decrease in noninterest income in the second quarter of 2005 compared to 2004 was due mainly to decreases in income from Landfill Investments and a decrease in loan fees. The decrease in Landfill Investment income is related to the Company receiving a one time settlement related to bankruptcy claims in the amount of $4.7 million in the second quarter of 2004. During the fourth quarter of 2004 the Company sold its merchant processing business. Loan fees for the second quarter 2004 include $1.7 million of merchant processing fees from the sold portfolio. Other income includes interest of $1.8 million from the IRS settlement.

Noninterest income was $66.8 million in the first half of 2005 and $74.7 million in the first half of 2004. Noninterest income for the first half of 2005 decreased by $7.9 million, compared to the first half of 2004. Credit card fee income increased by $3.6 million. The decrease in noninterest income in 2005 compared to 2004 was due to decreases in retail service fees experienced in the first quarter of 2005. The impact of the reduction in service fees was recognized and addressed during the quarter. Decreases were also experienced in income from loan fees, Landfill Investments and security gains. During the fourth quarter of 2004 the Company sold its merchant processing business. Loan fees for the first half of 2004 include $3.1 million of merchant processing fees from the sold portfolio. The decrease in Landfill Investment income is related to the Company receiving a one time settlement related to bankruptcy claims in the amount of $4.7 million in the second quarter of 2004.

Noninterest expense was $76.9 million for the second quarter of 2005 compared to $69.8 million for the second quarter of 2004. The increase in noninterest expense in the second quarter of 2005 compared to the second quarter of 2004 is due to $2.4 million of expenses related to the IRS settlement . The increase in other non interest expense is due to higher foreclosed property expense related to a property that was foreclosed in December 2004. Decreases in noninterest expense was experienced in the outside services from lower expenses associated with the modification of the Company’s data processing and item processing contracts Noninterest expense includes a provision of $6.5 million to reduce the carrying value of the landfill gas investments to their net realizable value less cost to sell.

Noninterest expense was $141.5 million for the first half of 2005 compared to $136.4 million for the first half of 2004. The increase in noninterest expense in the first half of 2005 compared to the first half of 2004 was primarily due to increases in expense from Landfill Investments and other noninterest expense. A decrease in outside services was experienced during the first half of 2005 resulting from lower expenses associated with the modification of the Company’s data processing and item processing contracts. An increase in other non interest expense is due to higher foreclosed property expense related to the property that is expected to close during the third quarter of 2005 at which time all operating expenses will be included in the amount financed for the buyer. Expense from Landfill Investments includes a provision of $6.5 million to reduce the carrying value of the landfill gas investments to their net realizable value less cost to sell.

The Company’s Net income for the second quarter of 2005 was $34.7 million, an increase of $3.1 million compared to the second quarter of 2004. The Company’s provision for income taxes was a tax benefit of $5.5 million for the second quarter of 2005 compared to a tax expense of $11.0 million for the second quarter of 2004. The lower provision is due to the IRS settlement that occurred during the second quarter of 2005.

The Company’s Net income for the first half of 2005 was $64.5 million, an increase of $1.8 million compared to the first half of 2004. The Company’s provision for income taxes was $4.5 million for the six months ended June 30, 2005. The Company’s provision for income taxes for the first half of 2004 was $21.3 million. The lower tax rate is due to the IRS settlement that occurred during the second quarter of 2005.

Nonperforming Loans and Leases, and Asset Quality

Nonperforming loans and leases totaled $14.6 million at June 30, 2005. This was an increase of $2.3 million compared to $12.3 million of nonperforming loans and leases as of December 31, 2004 and at June 30, 2004. Nonperforming loans and leases were 0.29% of total loans and leases at June 30, 2005, compared to 0.25% at December 31, 2004 and 0.26% at June 30, 2004.

Nonperforming assets were $30.0 million at June, 30 2005, up from $27.9 million at December 31, 2004 and up from $14.4 million at June 30, 2004. Nonperforming assets as a percent of loans, leases and foreclosed property were 0.59% at June 30, 2005, 0.58% at December 31, 2004 and 0.30% at June 30, 2004. One foreclosed property accounts for $14.2 million of the June 30, 2005 total.

The Allowance for loan and lease losses totaled $59.5 million at June 30, 2005, $60.8 million at December 31, 2004 and $66.0 million at June 30, 2004. It represented 409% of nonperforming loans and leases at June 30, 2005, compared to 496% at December 31, 2004, and 538% at June 30, 2004. The Allowance as a percentage of total loans and leases was 1.17% at June 30, 2005, 1.26% December 31, 2004 and 1.39% at June 30, 2004.

Other Balance Sheet Data

Loan and lease categories consisting of commercial and financial, commercial real estate, consumer, and credit card loans totaled $5.0 billion at June 30, 2005, compared to $4.7 at December 31, 2004. These four loan and lease categories are the areas of loans that the Company emphasizes. This is because they generally have more attractive yields, interest rate sensitivity, and maturity characteristics than single family first mortgage loans. These four loan and lease categories represented approximately 98% of loans and leases at June 30, 2005, compared to 97% at December 31, 2004. The loan to deposit ratio at June 30, 2005 and December 31, 2004 was 77% and 76%, respectively.

Residential mortgage loans, which are not an area of emphasis for the Company, were $111.5 million as of June 30, 2005, compared to $126.8 million at December 31, 2004.

Total investment securities were $3.4 billion at June 30, 2005, compared to $3.5 billion at December 31, 2004. Total assets were $9.2 billion at June 30, 2005, compared to $9.1 billion at December 31, 2004.

Deposits other than time deposits were $4.6 billion at June 30, 2005 and $4.5 billion December 31, 2004. Total deposits were $6.6 billion at June 30, 2005 and $6.3 billion at December 31, 2004.

Total stockholders’ equity was $535.0 million and book value per common share was $12.06 at June 30, 2005. All regulatory capital ratios exceed those necessary to be considered a well-capitalized institution.

Share Repurchases and Cash Dividends

During April 2005, the board of directors approved a treasury share repurchase plan of up to 4.5 million shares. The Company repurchased 810,500 shares at an average price of $33.69 per share in the second quarter of 2005.

Total shares outstanding were 44.4 million shares at June 30, 2005 and $45.0 million December 31, 2004.

The Company paid cash dividends of $0.37 per share in the second quarter of 2005. Total cash dividends paid in the second quarter of 2005 was $16.7 million. Dividends paid in 2005 year to date were $0.74 per share. Total cash dividends paid in 2005 year to date were $33.3 million.

The Company is the multi-state bank holding company for the Bank, which has 204 offices in New Jersey, New York, Connecticut and Pennsylvania.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “consider”, “may”, “will”, or similar statements or variations of such terms. Such forward- looking statements involve certain risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, unexpected changes in interest rates, the failure to sell or material delay in selling the Company’s Landfill Investments, deterioration in economic conditions, declines in deposit or a decline in loan volume trends, decline in levels of loan quality, change in the trends in loan loss provisions, the unexpected unavailability of tax credits, especially in the Company’s Section 29 credits, the unanticipated effects of legal, tax and regulatory provisions applicable to the Company including compliance with the regulatory order from the FDIC which the Company is under and the impact of the Company’s agreement to merge with and into TD Banknorth. The Company assumes no obligation for updating any such forward-looking statements at any time. Important information on other material factors or supplemental factors that could cause the Company’s financial results to differ from the forward-looking statements also is included in the Company’s public reports filed with the SEC, including in our Form 10-K for the year ending December 31, 2004.

HUDSON UNITED BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Cash and due from banks	$210,876	$161,878
Interest bearing due from banks	68,143	99,028

TOTAL CASH AND CASH EQUIVALENTS	$279,019	$260,906

Investment securities available for sale, at fair value	$2,148,968	$2,166,627
($1,480,878 and $1,491,084 in fair value pledged at June 30, 2005 and December 31, 2004 respectively)
Investment securities held to maturity, at cost ($1,202,157 and $1,364,900 fair value at June 30, 2005 and December 31, 2004 respectively)	$1,205,102	$1,372,228
($900,565 and $1,201,730 ,at cost pledged at June 30, 2005 and December 31, 2004 respectively)

Trading Assets, fair value	$—	$1,477

Loans and leases: ($410,886 and $345,664 pledged at June 30, 2005 and December 31, 2004, respectively)
Commercial and financial	$2,279,100	$2,190,339
Commercial real estate mortgages	1,203,633	1,113,604
Consumer	1,051,020	995,766
Credit card	422,085	400,700

Sub-total	$4,955,838	$4,700,409
Residential mortgages	111,542	126,775

TOTAL LOANS AND LEASES	$5,067,380	$4,827,184
Less: Allowance for loan and lease losses	(59,506)	(60,799)

NET LOANS AND LEASES	$5,007,874	$4,766,385

Premises and equipment, net	82,548	121,037
Core deposit and other intangibles, net of amortization	18,408	20,104
Goodwill	83,653	83,561
Investment in separate account bank owned life insurance	152,988	150,073
Landfill Investment assets held for sale	48,730	—
Other assets	160,795	136,644

TOTAL ASSETS	$9,188,085	$9,079,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing	$1,350,722	$1,355,624
NOW, money market, and savings	3,250,375	3,129,355
Time deposits	1,965,188	1,859,219

TOTAL DEPOSITS	$6,566,285	$6,344,198
Repurchase agreements	1,190,681	842,893
Other borrowings	381,012	879,530

TOTAL BORROWINGS	1,571,693	1,722,423
Landfill Investment liabilities held for sale	22,153	—
Other liabilities	267,857	255,587

Subordinated debt	225,061	225,184

TOTAL LIABILITIES	8,653,049	8,547,392
Common stock, no par value	$92,788	$92,788
Additional paid-in capital	310,384	310,102
Retained earnings	335,124	304,000
Treasury stock, at cost	(191,718)	(170,183)
Effect of stock compensation plans	(3,977)	(1,359)
Accumulated other comprehensive loss	(7,565)	(3,698)

TOTAL STOCKHOLDERS’ EQUITY	$535,036	$531,650

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,188,085	$9,079,042

HUDSON UNITED BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,
	(Unaudited)
(in thousands, except share data)	2005	2004
INTEREST AND FEE INCOME:
Loans and leases	$78,429	$66,462
Investment securities	35,817	33,412
Other	424	355

TOTAL INTEREST AND FEE INCOME	$114,670	$100,229

INTEREST EXPENSE:
Deposits	$21,190	$10,986
Borrowings	9,958	4,929
Subordinated and other debt	6,872	6,217

TOTAL INTEREST EXPENSE	$38,020	$22,132

NET INTEREST INCOME	$76,650	$78,097

PROVISION FOR LOAN AND LEASE LOSSES, PORTFOLIO LOANS	5,750	4,750

NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	$70,900	$73,347

NONINTEREST INCOME:
Retail service fees	$7,611	$7,702
Credit card fee income	9,940	6,929
Loan Fees	2,888	4,755
ATM and debit card fees	1,775	1,820
Separate bank owned life insurance income	1,474	1,501
Trust income	755	811
Income from Landfill Investments	5,954	10,453
Securities gains	254	857
Other income	4,552	4,264

TOTAL NONINTEREST INCOME	$35,203	$39,092

NONINTEREST EXPENSE:
Salaries and benefits	$27,905	$25,400
Occupancy expense	8,143	7,435
Equipment expense	3,278	4,346
Deposit and other insurance	602	640
Outside services - data processing	6,042	8,056
Outside services - other	7,553	7,174
Amortization of intangibles	1,223	1,223
Marketing expense	2,825	2,787
Telephone expense	1,442	1,495
Expense from Landfill Investments	12,939	7,497
Other	4,941	3,737

TOTAL NONINTEREST EXPENSE	$76,893	$69,790

INCOME BEFORE INCOME TAXES	$29,210	$42,649
(BENEFIT) / PROVISION FOR INCOME TAXES	(5,522)	10,990

NET INCOME	$34,732	$31,659

NET INCOME PER COMMON SHARE:
Basic net income per share	$0.78	$0.71
Diluted net income per share	$0.78	$0.70

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	44,557	44,651
Diluted	44,673	44,920

HUDSON UNITED BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year to Date June 30,
(in thousands, except share data)	2005	2004
INTEREST AND FEE INCOME:
Loans and leases	$152,036	$133,659
Investment securities	72,730	64,002
Other	770	713

TOTAL INTEREST AND FEE INCOME	$225,536	$198,374

INTEREST EXPENSE:
Deposits	$38,457	$22,944
Borrowings	19,417	7,139
Subordinated and other debt	13,715	12,303

TOTAL INTEREST EXPENSE	$71,589	$42,386

NET INTEREST INCOME	$153,947	$155,988

PROVISION FOR LOAN AND LEASE LOSSES, PORTFOLIO LOANS	10,250	10,350

NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	$143,697	$145,638

NONINTEREST INCOME:
Retail service fees	$13,906	$15,790
Credit card fee income	17,750	14,128
Loan Fees	6,353	9,289
ATM and debit card fees	3,312	3,473
Separate bank owned life insurance income	2,915	3,047
Trust income	1,551	1,609
Income from Landfill Investments	11,332	15,615
Securities (losses) gains	1,769	4,327
Other income	7,866	7,377

TOTAL NONINTEREST INCOME	$66,754	$74,655

NONINTEREST EXPENSE:
Salaries and benefits	$53,121	$51,035
Occupancy expense	16,254	15,636
Equipment expense	6,840	8,826
Deposit and other insurance	1,188	1,261
Outside services - data processing	12,500	15,567
Outside services - other	13,988	15,378
Amortization of intangibles	2,445	2,467
Marketing expense	3,989	3,493
Telephone expense	2,843	2,861
Expense from Landfill Investments	19,488	13,379
Other	8,825	6,456

TOTAL NONINTEREST EXPENSE	$141,481	$136,359

INCOME BEFORE INCOME TAXES	$68,970	$83,934
PROVISION FOR INCOME TAXES	4,507	21,293

NET INCOME	$64,463	$62,641

NET INCOME PER COMMON SHARE:
Basic net income per share	$1.44	$1.40
Diluted net income per share	$1.44	$1.40
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	44,761	44,624
Diluted	44,895	44,901

Supplemental Information

Hudson United Bancorp

($ in thousands)	1Q05	2Q05	3Q05	4Q05	Y-T-D
End of Period
Total Securities	3,400,861	3,354,070	0	0	NA
Total Assets	8,850,443	9,188,085	0	0	NA
Total Deposits	6,254,058	6,566,285	0	0	NA
Total Stockholders’ Equity	530,866	535,036	0	0	NA
Shares Outstanding	45,030	44,376	0	0	NA

Average Balance Sheet
Commercial/Consumer Loans	4,678,900	4,762,597	0	0	4,720,980
Residential Real Estate Mortgage	120,052	115,059	0	0	117,542
Total Loans and Leases	4,798,952	4,877,656	0	0	4,838,522
Other Earning Assets	3,592,655	3,377,864	0	0	3,484,666
Total Earning Assets	8,391,607	8,255,520	0	0	8,323,188
Total Assets	9,016,140	8,899,741	0	0	8,957,562
Noninterest Bearing Deposits	1,318,727	1,346,901	0	0	1,332,892
Interest Bearing Deposits	4,981,068	4,991,011	0	0	4,986,067
Common Equity	533,843	531,987	0	0	532,910

Loan Portfolio Composition
Commercial and Financial	2,173,713	2,279,100	0	0	NA
Commercial Real Estate Mortgage	1,130,665	1,203,633	0	0	NA
Consumer	1,005,885	1,051,020	0	0	NA
Credit Card	378,274	422,085	0	0	NA
Sub-total	4,688,537	4,955,838	0	0	NA
Residential Real Estate Mortgage	118,865	111,542	0	0	NA
Total Loans and Leases	4,807,402	5,067,380	0	0	NA
Allowance for Losses	59,750	59,506	0	0	NA
Net Loans and Leases	4,747,652	5,007,874	0	0	NA

End of Period
Nonaccruing Loans	17,229	14,555	0	0	NA
Foreclosed Property	15,976	15,420	0	0	NA
Total Nonperforming Assets	33,205	29,975	0	0	NA
90 Days Past Due & Accruing	13,252	13,760	0	0	NA
Net Charge Offs	5,549	5,994	0	0	NA
Intangible Assets	102,442	102,061	0	0	NA

($ in thousands)	1Q04	2Q04	3Q04	4Q04	Y-T-D
End of Period
Total Securities	2,667,362	3,506,055	3,301,000	3,540,332	NA
Total Assets	7,972,645	8,958,718	8,825,227	9,079,062	NA
Total Deposits	6,242,598	6,128,993	6,290,439	6,344,198	NA
Total Stockholders’ Equity	492,751	478,170	516,925	531,650	NA
Total Shares Outstanding	44,826	44,948	44,954	44,983	NA

Average Balance Sheet
Commercial/Consumer Loans	4,442,326	4,503,975	4,624,471	4,652,812	4,556,828
Residential Real Estate Mortgage	162,044	149,086	137,692	128,324	143,745
Total Loans and Leases	4,604,370	4,653,061	4,762,163	4,781,136	4,700,573
Other Earning Assets	2,851,895	3,199,375	3,489,497	3,622,725	3,292,322
Total Earning Assets	7,456,265	7,852,436	8,251,660	8,403,861	7,992,895
Total Assets	8,071,442	8,436,611	8,852,794	9,013,718	8,594,976
Noninterest Bearing Deposits	1,254,798	1,314,739	1,334,238	1,356,682	1,315,280
Interest Bearing Deposits	4,921,224	4,830,107	4,955,853	4,935,262	4,910,803
Common Equity	470,068	478,972	496,533	521,261	491,803

Loan Portfolio Composition
Commercial and Financial	2,126,354	2,208,139	2,231,299	2,190,339	NA
Commercial Real Estate Mortgage	989,182	1,041,677	1,089,828	1,113,604	NA
Consumer	1,032,885	1,049,631	1,027,347	995,766	NA
Credit Card	296,680	323,763	344,320	400,700	NA
Sub-total	4,445,101	4,623,210	4,692,794	4,700,409	NA
Residential Real Estate Mortgage	156,981	140,571	132,671	126,775	NA
Total Loans and Leases	4,602,082	4,763,781	4,825,465	4,827,184	NA
Allowance for Losses	67,839	66,048	66,289	60,799	NA
Net Loans and Leases	4,534,243	4,697,733	4,759,176	4,766,385	NA

End of Period
Nonaccruing Loans	14,211	12,286	12,519	12,257	NA
Restructured Loans	0	0	0	0	NA
Other Real Estate	769	2,144	2,111	15,618	NA
Total Nonperforming Assets	14,980	14,430	14,630	27,875	NA
90 Days Past Due & Accruing	13,988	13,516	15,934	14,617	NA
Net Charge Offs	5,607	5,846	4,259	5,490	NA
Intangible Assets	100,781	99,557	99,334	103,665	NA

Supplemental Information

Hudson United Bancorp

($ in thousands)	1Q05	2Q05	3Q05	4Q05	Y-T-D
Condensed Income Statement
Interest Income	110,866	114,670	0	0	225,536
Interest Expense	33,569	38,020	0	0	71,589
Net Interest Income	77,297	76,650	0	0	153,947
Provision for Possible Loan and Lease Losses	4,500	5,750	0	0	10,250
Income from Landfill Investments	5,378	5,954	0	0	11,332
Total Non interest Income	31,551	35,203	0	0	66,754
Amortization of Intangibles Expense	1,222	1,223	0	0	2,445
Expense from Landfill Investments	6,549	12,939	0	0	19,488
Total Non interest Expense	64,588	76,893	0	0	141,481
Pre-tax Income	39,760	29,210	0	0	68,970
Provision for Income Taxes	10,029	(5,522)	0	0	4,507
Net Income	29,731	34,732	0	0	64,463
Fully-taxable Equivalent Adjustment	1,546	1,567	0	0	3,113

Performance
Return on Average Assets	1.34%	1.57%	0.00%	0.00%	1.45%
Return on Average Equity	22.59%	26.19%	0.00%	0.00%	24.39%
Basic Earnings Per Share	$0.66	$0.78	$—	$—	$1.44
Diluted Earnings Per Share	$0.66	$0.78	$—	$—	$1.44
Weighted Average Shares - Basic	44,966	44,557	—	—	44,761
Weighted Average Shares - Diluted	45,119	44,673	—	—	44,895
Net Interest Margin (2)(3)	3.81%	3.80%	0.00%	0.00%	3.81%

Capital Information
Tier 1 Leverage Ratio (1)	6.85%	6.86%	0.00%	0.00%	NA
Tier 1 Risk-Based Capital (1)	10.06%	9.44%	0.00%	0.00%	NA
Total Risk-Based Capital (1)	14.42%	13.60%	0.00%	0.00%	NA
Common Equity	$530,866	$535,036	$—	$—	NA
Common Shares Outstanding	45,030	44,376	—	—	NA
Book Value Per Share (Common)	$11.79	$12.06	$—	$—	NA

($ in thousands)	1Q04	2Q04	3Q04	4Q04	Y-T-D
Condensed Income Statement
Interest Income	98,145	100,229	106,332	109,728	414,434
Interest Expense	20,254	22,132	26,311	30,085	98,782
Net Interest Income	77,891	78,097	80,021	79,643	315,652
Provision for Possible Loan and Lease Losses	5,600	4,750	4,500	0	14,850
Income from Landfill Investments	5,162	10,453	6,321	4,116	26,052
Total Noninterest Income	35,563	39,092	44,351	37,321	156,327
Amortization of Intangibles Expense	1,244	1,223	1,222	1,222	4,911
Expense from Landfill Investments	5,882	7,497	5,188	4,741	23,308
Total Noninterest Expense	66,569	69,790	75,884	71,463	283,706
Pre-tax Income	41,285	42,649	43,988	45,501	173,423
Provision for Income Taxes	10,303	10,990	11,450	12,597	45,340
Net Income	30,982	31,659	32,538	32,904	128,083
Fully-taxable Equivalent Adjustment	1,595	1,571	1,571	1,605	6,342

Performance
Return on Average Assets	1.54%	1.51%	1.46%	1.45%	1.49%
Return on Average Equity	26.51%	26.58%	26.07%	25.11%	26.04%
Basic Earnings Per Share	$0.69	$0.71	$0.73	$0.73	$2.86
Diluted Earnings Per Share	$0.69	$0.70	$0.72	$0.73	$2.85
Weighted Average Shares - Basic	44,808	44,651	44,700	44,921	44,717
Weighted Average Shares - Diluted	45,003	44,920	44,952	45,110	44,944
Net Interest Margin (2)(4)	4.29%	4.08%	3.93%	3.85%	4.03%

Capital Information
Tier 1 Leverage Ratio	6.83%	6.75%	6.69%	6.69%	NA
Tier 1 Risk-Based Capital	9.50%	9.26%	9.45%	9.60%	NA
Total Risk-Based Capital	14.42%	13.84%	13.83%	13.89%	NA
Common Equity	492,751	478,170	516,925	531,650	NA
Common Shares Outstanding	44,826	44,948	44,954	44,983	NA
Book Value Per Share (Common)	$10.99	$10.64	$11.50	$11.82	NA

(1)	Capital ratios are preliminary numbers
(2)	Net Interest Margin is calculated on a fully taxable equivalent basis
(3)	Net Interest Margin has been restated for the first quarter 2005
(4)	Net Interest Margin has been restated for the year 2004